Exhibit 10.5
AMENDMENT NUMBER 6
TO THE
GOODRICH CORPORATION SEVERANCE PROGRAM
THIS AMENDMENT is made this 9th day of December, 2008, by Goodrich Corporation (hereinafter referred to as the “Company”) as authorized by the Board of Directors of Goodrich Corporation;
W I T N E S S E T H
WHEREAS, the Company maintains the Goodrich Corporation Severance Program, as amended and restated, effective February 21, 2006 (hereinafter referred to as the “Plan”); and
WHEREAS, pursuant to Section 10 of the Plan, the Company has retained the right to amend the Plan from time to time.
NOW, THEREFORE, the Company hereby amends the Plan as follows:
I.
Effective December 9, 2008, Sections 2(f) through (n) shall be re-lettered as Sections 2(g) through (o), respectively.
II.
Effective December 9, 2008, Section 2(f) shall be added as a clarifying definition to read as follows:
(f)	“Committee” means the Goodrich Corporation Severance Program Appeal Committee appointed by the Plan Administrator.
III.
Effective February 21, 2006, the fourth sentence of the first paragraph of Section 5 of the Plan is hereby deleted and the following inserted in lieu thereof:
If an Eligible Employee is subject to a restrictive covenant, the Company shall pay the cash payments of Plan Benefits to the Eligible Employee in installments over the lesser of (a) the period for which the restrictive covenant applies or (b) the two year period commencing immediately following the Qualifying Termination.

IV.
Effective January 1, 2005, the first paragraph of Section 5 of the Plan is hereby amended by adding the following to the end thereto:
In addition, and notwithstanding the above to the contrary, if an Eligible Employee is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”)) and the Plan is subject to Section 409A of the Code, the Eligible Employee’s distribution may not be made before the date which is six (6) months after the date of separation from service (or, if earlier, the date of the Eligible Employee’s death).
V.
Effective January 1, 2005, the phrase “of the Internal Revenue Code of 1986, as amended (the “Code”)” in first sentence of Section 6(a) of the Plan is hereby deleted and the phrase “the Code” is inserted in lieu thereof.
VI.
Effective December 9, 2008, Sections 9(b) and (c) are hereby deleted and the following inserted in lieu thereof:
(b)
Claims Procedure. Claims for benefits under the Plan shall be filed with the Plan Administrator in writing. A written claim for benefits should state the reasons why the claim for benefits should be granted. If a claim for benefits under the Plan is denied in whole or in part by the Plan Administrator, the claimant shall be notified in writing within 90 days after the receipt of the claim by the Plan Administrator, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If the Plan Administrator determines than an extension is necessary, written notice of the extension shall be furnished to the claimant prior to the end of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the benefit determination.

If the claimant wishes further consideration of his claim, he or his authorized representative may request a review of his claim by filing a written request for a review of the claim with the Committee within 60 days after the receipt of the denial (or, if no written denial is received, within 60 days of the date when the denial was due). The claimant may submit written comments, documents, records, and other information relating to the claim for benefits. The claimant or his authorized representative will be provided, upon request and free of charge, reasonable access to, and copies of, all non-privileged documents, records, and other information relevant to the claimant’s claim for benefits. The review shall take into account the comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

The Committee shall provide the claimant with a written notice of its decision on review within 60 days after the Committee’s receipt of the claimant’s written claim for review, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines than an extension is necessary, written notice of the extension shall be furnished to the claimant prior to the end of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial 60-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its determination on review. If a final decision on review is not furnished to the claimant within the required time, the claim shall be deemed to be denied on review.
If the claimant’s claim is denied in whole or in part either on the initial claim or on review, the Plan Administrator or the Committee shall provide the claimant with a written notice of the denial containing the following information:
•	The specific reasons for such denial;
•	The pertinent Plan provisions on which the denial is based;
•
In the case of the denial of an initial claim, a description of any additional material or information necessary for the claimant to perfect his claim and the reasons why such material or information is needed;

•	In the case of a denial of an initial claim, an explanation of the Plan’s appeal procedures and the time limits applicable to such procedures;
•
In the case of a denial on review, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim; and

•	A statement that the claimant has the right to bring a civil action under ERISA Section 502(a) following denial on review.
A claimant must follow these claims procedures before seeking any other legal recourse with respect to benefits under the Plan.
The Plan Administrator and the Committee shall have sole and absolute discretion over claims and appeals issues and determinations, regardless of the timing of such determinations or exercise of discretion in making such determinations.

(c)
Delivery of Notices. For the purposes of the Plan, all claims and other communications sent by the Plan Administrator, the Committee or an employee shall be in writing and either hand delivered or delivered by United States registered or certified mail, return receipt requested, postage prepaid, or by reputable courier service addressed to the respective addresses set forth below or to such other address as either party may have furnished to the other in writing. Notice of change of address shall be effective only upon receipt. Notices sent to the Plan Administrator and the Committee by an employee shall be sent to:

Goodrich Corporation
Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217-4578
Attention: Vice President, Associate General Counsel & Secretary
and notices and other communications sent to an employee shall be sent to the home address of the employee.
VII.
Effective January 1, 2005, Section 12A, 409A Compliance, shall be added to the Plan after Section 12 and shall read as follows:
12A.
409A COMPLIANCE. Notwithstanding any other provisions of the Plan herein to the contrary and, to the extent applicable, the Plan shall be interpreted, construed and administered (including with respect to any amendment, modification or termination of the Plan) in such manner so as to comply with the provisions of Section 409A of the Code and any related Internal Revenue Service guidance promulgated thereunder.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION

By:

Title:

4